Exhibit 10.5

FORM OF SUBSCRIPTION AGREEMENT

AMONG THE REGISTRANT AND THE SPONSOR

Super Plus Acquisition Corporation

800 3rd Avenue, Suite 2800,

New York, NY 10022

Ladies and Gentlemen:

Super Plus Acquisition Corporation (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 284,750 units (or up to 307,250 units if the over-allotment option is exercised in full by Maxim Group LLC) of the Company (“Private Units”), each Private Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), one-half of one warrant, each whole warrant entitling the holder to purchase one share of Class A Common Stock (the “Warrants”), and one right to receive one-tenth (1/10) of one share of Class A Common Stock (each a “Right”), at $10.00 per Private Unit, for a purchase price of $2,847,500 (or up to $3,072,500 if the over-allotment option is exercised in full by Maxim Group LLC) (the “Private Unit Purchase Price”).

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Unit Purchase Price to be delivered to the Company by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the Company shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the shares of Common Stock included in the Private Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 21 months, as applicable), unless the Company provides the holders of shares of Class A Common Stock sold in the IPO with the opportunity to redeem their shares of Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Class A Common Stock sold in the IPO;

●	not to convert any shares of Class A Common Stock included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Certificate of Incorporation, and not to tender the Private Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

Further, the undersigned agrees that its Private Units, and any underlying securities are not transferable or salable until the completion of the Company’s initial Business Combination, except in each case (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the undersigned, any members of the undersigned, or any of their affiliates, officers, directors, direct and indirect equity holders, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (g) by virtue of the laws of Delaware or the undersigned’s limited liability company agreement upon dissolution of the undersigned, provided, however, that in the case of clauses (a) through (e), or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The undersigned acknowledges and agrees that the purchaser of the Private Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(e)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(f)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(g)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

Super Plus Management LLC

By:
Name:	Wei He
Title:	Manager

Accepted and Agreed:

Super Plus Acquisition Corporation

By:
	Name:	Long Yi
	Title:	Chief Executive Officer

Exhibit A

Wire Instructions

Bank Name:

Bank Address:

Account Name:

Account Number:

Routing/ABA Number (Domestic Wires):

Swift Code (Foreign Wire):

Note:

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